INCENTIVE SHARE PURCHASE OPTION AGREEMENT

THIS AGREEMENT made as of the 1st day of June, 2011.

BETWEEN:
KOKOMO ENTEPRISES INC.,
a company duly incorporated under the laws of the Province
of British Columbia, having its head office at
Suite 1000, 1177 West Hastings Street,
Vancouver, British Columbia, Canada V6E 3K5

(hereinafter called the "Company")
OF THE FIRST PART
AND:
CEIBA NETWORK UG
Am Masling 54,
58456 Witten,
Germany

(hereinafter called the "Optionee" or “Consultant”)
OF THE SECOND PART

WHEREAS the Optionee is providing IR services in Germany to the Company and requires as a condition of providing its services to the Company that the parties enter into this Incentive Share Purchase Option Agreement on the terms and conditions hereinafter set forth:

                         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.                      The Optionee shall have and be entitled to and the Company hereby grants to the Optionee an Option (the "Option") to purchase all or any portion of 120,000 fully paid common shares of the Company from its treasury at the price of $0.15 per share up to and including June 1, 2012.  Any shares issued pursuant to this Incentive Share Purchase Option Agreement are subject to a hold period expiring October 2, 2011.

2.                      The right to take up shares pursuant to the Option is exercisable by notice in writing to the Company accompanied by a certified cheque in favour of the Company for the full amount of the purchase price of the shares then being purchased.  When such payment is received, the Company covenants and agrees to issue and deliver to the Optionee share certificates in his or her name for the number of shares so purchased.

3.                      This is an Option Agreement only and does not impose upon the Optionee any obligation to take up and pay for any of the shares under option.

4.                      The Option herein granted shall not be assignable or transferable by the Optionee otherwise than by will or the law of intestacy and the Option may be exercised during the time herein provided only by the Optionee himself or herself.

5.                      If the Optionee should die prior to the expiry of the Option herein granted and while he or she is a Consultant of the Company, the said Option may then be exercised by his or her legal heirs or personal representatives within one year after his or her death to the same extent as if the Optionee were alive and a Consultant of the Company, but only for such shares as he or she was entitled to at the date of his or her death.

6.                      The provisions of this Agreement and any amendments thereto and the exercise of the rights herein before granted to the Optionee are subject to the approval of the relevant and applicable regulatory authorities.

7.                      Shareholder approval shall be obtained prior to the exercise of the Option herein granted to the Optionee in the event the Optionee wishes to exercise the said Option (such approval has been obtained at the Company’s latest annual general meeting).

8.                      Shareholder approval shall be obtained in respect of amendments to the Agreement. (such approval has been obtained at the Company’s latest annual general meeting).

9.                      In the event of any subdivision, consolidation or other change in the share capital of the Company while any portion of the Option hereby granted is outstanding, the number of shares under option to the Optionee and the price thereof shall be deemed adjusted in accordance with such subdivision, consolidation or other change in the share capital of the Company.

10.                    The Company hereby covenants and agrees to and with the Optionee that it will reserve in its treasury sufficient shares to permit the issuance and allotment of shares to the Optionee in the event he or she exercises the Option herein granted.

11.                    Time shall be of the essence of the Agreement.

12.                    This Agreement constitutes the entire agreement between the Company and the Optionee and supersedes all prior agreements and undertakings, whether oral or written, relative to the subject matter thereof.

 IN WITNESS WHEREOF the parties have hereunto caused these presents to be executed as of the day and year first written above.

The corporate seal of KOKOMO ENTERPRISES INC.	)
was hereunto affixed in the presence of	)
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Authorized Signatory	)
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Authorized Signatory	)

SIGNED, SEALED AND DELIVERED	)
by CEIBA NETWORK UG in the presence of	)
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Name	)	CEIBA NETWORK UG
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